Financial Investors Trust

1290 Broadway, Suite 1100

Denver, CO  80203

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

OF OLD MUTUAL CHINA FUND,

A SERIES OF OLD MUTUAL FUNDS I

HAS BEEN ADJOURNED TO

MONDAY, JANUARY 11, 2010 AT 10:00 A.M. MOUNTAIN TIME

To the Shareholders:

We are requesting your help on an important matter affecting your investment.  As a shareholder of the Old Mutual China Fund (the “Fund’), a series of Old Mutual Funds I, you are entitled to vote on a proposal to reorganize the Fund into the Clough China Fund, a series of Financial Investors Trust, at the Special Meeting of Shareholders that has been adjourned to January 11, 2010 at 10:00 a.m. Mountain time.

Our records indicate that we have not yet received your vote.

Your vote is very important!

The Fund URGENTLY needs your vote before January 11, 2010.

Voting is easy and only takes a few minutes.

Please vote today by calling 1-866-412-8384.

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Speak to a Proxy Specialist by calling the number above.  We can answer your questions regarding the proposal and record your vote.  (Mon. - Fri. 9:30 a.m. - 10 p.m. ET, Sat. 10 a.m. - 6 p.m. ET)

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Log on to the website www.proxyvote.com.  Enter the control number printed on the enclosed proxy card.  Enter the control number printed on the card and follow the on-screen prompts.

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Call the phone number listed on the enclosed proxy card.  Enter the control number printed on the card and follow the touchtone prompts.

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Mail in your signed proxy card in the envelope provided.

The Fund’s Board of Trustees recommends that you vote “FOR” the proposal.

By voting now you will help the Fund save on the cost of additional mailings and calls to shareholders.